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                                                                    EXHIBIT 99.1

(MEXICAN RESTAURANTS, INC. LOGO)


FOR IMMEDIATE RELEASE

Contact:  Mexican Restaurants, Inc.
          Andrew J. Dennard
          (713) 943-7574


                            MEXICAN RESTAURANTS, INC.
                 ANNOUNCES NASDAQ NOTICE OF POTENTIAL DELISTING
                                  (NASDAQ:CASA)

         Houston, Texas (August 1, 2003) Mexican Restaurants, Inc. announced that it has received notice from the Nasdaq Listing Qualifications Staff that the minimum market value of its publicly held shares of common stock presently fails to comply with the minimum market value required for continued listing on the Nasdaq National Market as set forth in Marketplace Rule 4450(a)(2). In the event that the Company cannot demonstrate compliance with this rule on or before August 6, 2003, the Nasdaq Listing Qualifications Staff will provide written notice of its intent to delist the common stock. At that time it will provide the Company with an opportunity to appeal the Staff's determination to a Nasdaq Listing Qualifications Panel.

         Louis P. Neeb, the Company's Chairman of the Board of Directors, in commenting on this notice, stated that "A significant cause of the Nasdaq staff action is the high percentage of the Company stock currently owned by the Company's directors and executives. Combined, these individuals own or control 1,967,906 shares or 58.1% of the outstanding shares of the Company. By their acquiring and continuing to hold Company stock, they have demonstrated their commitment to the Company, but have also reduced the number of shares which may be used in calculating the minimum market value required for continued listing on the Nasdaq National Market. The Company's Board of Directors has not decided if it will appeal the Nasdaq decision." Mr. Neeb added, "We will continue to focus our efforts on executing our business plan and enhancing long-term shareholder value."

         If the Company elects to appeal, there can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company's request for continued listing on the Nasdaq National Market. In the event the Nasdaq Listing Qualifications Panel does not grant the Company's request for continued listing on the Nasdaq National Market, or if the Company does not appeal the delisting notice, the Company anticipates that its securities will be listed on the Nasdaq Small Cap Market.

Mexican Restaurants, Inc. operates and franchises 83 Mexican restaurants. The current system includes 51 Company-operated restaurants and 31 franchisee operated restaurants and one licensed restaurant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth

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strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended December 29, 2002, that attempt to advise interested parties of the risks and factors that may affect the Company's business.